EXHIBIT 4.6
Certificate No.

               Incorporated under the Laws of the State of Nevada

                                                                     Shares
  C XX                                                             -  XX,XXX -
-------                                                           --------------

                      SEE RESTRICTIVE LEGEND ON THE REVERSE
                          SECURECARE TECHNOLOGIES, INC.
                 TOTAL AUTHORIZED SHARE ISSUE 65,000,000 SHARES
                 50,000,000 SHARES PAR VALUE $.001 COMMON STOCK
                15,000,000 SHARES PAR VALUE $.001 PREFERRED STOCK
                                  CONSISTING OF
          9,030,000 SHARES PAR VALUE $.001 BLANK CHECK PREFERRED STOCK
            3,000,000 SHARES PAR VALUE $.001 SERIES A PREFERRED STOCK
            1,000,000 SHARES PAR VALUE $.001 SERIES B PREFERRED STOCK
           570,000 SHARES PAR VALUE $.001 SERIES B NEW PREFERRED STOCK
             1,400,000 SHARES PAR VALUE $.001 SERIES C CONTINGENTLY
                   MANDATORIALLY CONVERTIBLE PREFERRED STOCK

         This is to Certify that    Specimen        is the owner of
                                -----------------

                         - XXXXXXXXXXXXXXXXXXX (XX,XXX) -
     ---------------------------------------------------------------------
     Fully paid and non- assessable shares of the Series C Preferred Stock of SecureCARE Technologies, Inc.

transferable on the books of the Corporation by the holder in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

         Witness, the signatures of its duly authorized officers.

         Dated:


        -------------------------------       ------------------------------
        Secretary                             President